--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

             EXHIBIT 4.2 - Representatives' Common Stock Purchase Warrant
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

     THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                               EXERCISABLE ON OR BEFORE
                       5:00 P.M., PACIFIC TIME, ________, 200__

NO. W-                                      WARRANTS TO PURCHASE
                                            _________ SHARES OF COMMON STOCK


                                 WARRANT CERTIFICATE


    This WARRANT CERTIFICATE certifies that _________, or registered assigns, is the registered holder of a Warrant to purchase initially, at any time from _______, 199__ until 5:00 p.m., Pacific time, on _______, 200__ ("Expiration
Date"), up to _________________ fully-paid and non-assessable shares of common stock, $.01 par value (the "Common Stock"), of CELL ROBOTICS INTERNATIONAL, INC., a Colorado corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $____ per share of Common Stock upon surrender of this Warrant Certificate and payment of the Exercise Price in cash or in warrants as provided in paragraphs (a) and (b), as the case may be, of Section 2 of the Warrant Agreement (defined below) at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant Agreement dated as of __________, 199__ between the Company and Paulson Investment Company, Inc. (the "Warrant Agreement"). Payment of the Exercise Price, where payment is made in cash pursuant to paragraph (a) of
Section 2 of the Warrant Agreement, shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company or, where payment is made in Warrant(s) pursuant to paragraph (b) of Section 2 of the Warrant Agreement, by surrender of this Warrant Certificate, as provided in the Warrant Agreement.

    The Warrant(s) may not be exercised after 5:00 p.m., Pacific time, on the Expiration Date, at which time the Warrant(s) shall become null and void.

    The Warrants evidenced by this Warrant Certificate have been issued pursuant to the Warrant Agreement, dated as of _______, 199__, between Cell Robotics International, Inc. and Paulson

Investment Company, Inc. (the "Warrant Agreement") which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations and duties thereunder of the Company and the holder (the word "holder" meaning the registered holder) of the Warrant(s).

    The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable upon exercise of the Warrant(s) may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrant(s); PROVIDED, HOWEVER, that the failure of the Company to issue such new Warrant Certificate shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

    Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing a like number of securities for which this Warrant may be exercised shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

    Upon the exercise of less than all of the securities for which this Warrant may be exercised, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing the remaining number of unexercised Warrants.

    The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

    All terms use in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of ______________, 199__

                             CELL ROBOTICS INTERNATIONAL, INC.
[Seal]

                             By:
                                -----------------------------
                                   Name:
                                   Title:

                FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 2(a)
                       OF THE BELOW DESCRIBED WARRANT AGREEMENT

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ___________________ shares of Common Stock and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House funds to the order of Cell Robotics International, Inc. in the amount of $________________, all in accordance with the terms of Section 2(a) of the Warrant Agreement, dated as of ____________, 199___, between Cell Robotics International, Inc. and Paulson Investment Company, Inc. The undersigned requests that a certificate for such securities be registered in the name of _____________________ whose address is __________________________ and that such certificate be delivered to
______________ whose address is _____________________________.

Dated:


                             Signature
                                      ----------------------------------
                             (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)


                             ------------------------------------------
                             (Insert Social Security or Other Identifying
                             Number of Holder)

                FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 2(b)
                       OF THE BELOW DESCRIBED WARRANT AGREEMENT

    The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase __________________ shares of Common Stock and herewith tenders in payment for such securities such number of the Warrant(s) as shall be determined in accordance with the terms of Section 2(b) of the Warrant Agreement, dated as of _________, 199__, between Cell Robotics International, Inc. and Paulson Investment Company, Inc. The undersigned requests that a certificate for such securities be registered in the name of _________________________whose address is_______________________________ and that such certificate be delivered to __________________ whose address is ________________________________________.
The undersigned also requests that a certificate for the remaining number of unexercised warrants be registered in the name of ___________________ whose address is ______________________________________ and that such certificate be delivered to _________________ whose address is __________________________

Dated:

                             Signature
                                      ----------------------------------
                             (Signature must conform in all respects to name of Holder as specified on the face of the Warrant Certificate.)



                             -------------------------------------------
                             (Insert Social Security or Other Identifying Number of Holder)

                                  FORM OF ASSIGNMENT

               (To be executed by the registered holder if such holder
         desires to transfer the Warrant Certificate or any part thereof, such assignment to be subject to restrictions of the Warrant Agreement referred to in the Warrant Certificate.)



    FOR VALUE RECEIVED, ______________________ hereby sells, assigns and transfers unto

______________________________________________________________________________

                    (Please print name and address of transferee)

[this Warrant Certificate]
[________ warrants exercisable pursuant to this Warrant Certificate], together with all right, title and interest therein. The undersigned requests that a certificate for such securities be registered in the name of _________________________ whose address is _________________________________
and that such certificate be delivered to __________________ whose address is ________________________________________. The undersigned also requests that a certificate for the remaining number of unexercised warrants be registered in the name of ___________________ whose address is ________________________
and that such certificate be delivered to ________________________ whose address is __________________________________________________________________
______________________________.

Dated:                       Signature:
      ------------------               --------------------------------
                             (Signature must conform in all respects to name of holder as specified on the face of the Warrant
                             Certificate.)




                             ------------------------------------------
                             (Insert Social Security or Other Identifying
                             Number of Assignee)